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                                                                     Exhibit 5.1

                                      DRAFT


                                __________, 2003

Board of Directors
Jefferson Bancshares, Inc.
120 Evans Avenue
Morristown, Tennessee 37814

         Re:   Registration Statement on Form S-1

Gentlemen:

         We have acted as special counsel for Jefferson Bancshares, Inc., a Tennessee corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") initially filed on ____________, 2003, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

         The Registration Statement relates to the proposed issuance by the Company of (i) up to 6,612,500 shares ("Offered Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings") pursuant to the Plan of Conversion adopted by Jefferson Bancshares, M.H.C., Jefferson Federal Savings and Loan Association of Morristown (the "Association") and the Company, (ii) up to 1,389,073 shares ("Exchange Shares") of Common Stock to be exchanged for outstanding shares of common stock, $1.00 par value per share, of the Association pursuant to the Plan of Conversion and the Agreement and Plan of Merger by and among the Association, the Company and Jefferson Interim Savings Association attached as Annex B to the Plan of Conversion, which provides for the merger of Jefferson Interim Savings Association with and into the Association (the "Merger"), with the Association as the surviving entity and
(iii) 375,000 shares ("Foundation Shares") of Common Stock to the Jefferson Federal Charitable Foundation (the "Foundation"), a privately-owned charitable foundation formed by the Company, pursuant to a gift instrument.

         We understand that the Company will lend to the trust for the Association's Employee Stock Ownership Plan (the "ESOP") the funds the ESOP trust will use to purchase shares of Common Stock for which the ESOP trust subscribes pursuant to the Offerings and, for purposes of rendering the opinion set forth in paragraph 1 below, we assume that: (a) the Board of Directors of the

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Board of Directors
Jefferson Bancshares, Inc.
_____________, 2003
Page 2


Company has duly authorized the loan to the ESOP trust (the "Loan"); (b) the ESOP serves a valid corporate purpose for the Company; (c) the Loan will be made at an interest rate and on other terms that are fair to the Company; (d) the terms of the Loan will be set forth in customary and appropriate documents including, without limitation, a promissory note representing the indebtedness of the ESOP trust to the Company as a result of the Loan; and (e) the closing for the Loan and for the sale of Common Stock to the ESOP trust will be held after the closing for the sale of the other shares of Common Stock sold in the Offerings and the receipt by the Company of the proceeds thereof.

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company's charter filed with the Tennessee Secretary of State on March 12, 2003 (the "Charter"); (ii) the Company's Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion;
(vi) the gift instrument whereby shares of Common Stock will be granted to the Foundation; (vii) the ESOP trust agreement and the ESOP Loan agreement; and
(viii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

         In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

         Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Tennessee. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective.

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Board of Directors
Jefferson Bancshares, Inc.
____________ , 2003
Page 3


         Based upon and subject to the foregoing, it is our opinion that:

         (1) upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings, the Offered Shares (including the shares to be issued to the ESOP trust), when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable;

         (2) the Exchange Shares, when issued in accordance with the terms of the Plan of Conversion upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable; and

         (3) the Foundation Shares, when granted in accordance with the gift instrument, will be validly issued, fully paid and nonassessable.

         The following provisions of the Company's charter may not be given effect by a court applying Tennessee law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

         A. Subsections C and G of Article XII, which grant the Board of Directors the authority to construe and apply the provisions of that Article, subsection D of Article XII, to the extent that subsection obligates any person to provide to the Board of Directors the information such subsection authorizes the Board of Directors to demand, and the provision of Subsection D of Article XIII empowering the Board of Directors to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Tennessee law were to impose equitable limitations upon such authority; and

         B. Article XIV, which authorizes the Board of Directors to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to Jefferson Bancshares, M.H.C.'s Application on Form AC to the Office of Thrift Supervision (the "OTS Application"), and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of such registration statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not

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Board of Directors
Jefferson Bancshares, Inc.
_______________, 2003
Page 4


hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             DRAFT

                                             MULDOON MURPHY & FAUCETTE LLP